Exhibit 10.5
FURNITURE BRANDS INTERNATIONAL, INC.
2008 INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AGREEMENT
          Furniture Brands International, Inc., a Delaware corporation (the “Company”), hereby grants to the individual named below as the “Participant,” Nonqualified Stock Options to purchase all or any part of the number of shares of Common Stock of the Company, no par value per share (“Common Stock”), set forth below. This grant is made on the Grant Date set forth below (the “Grant Date”) and is being made pursuant to the Furniture Brands International, Inc. 2008 Incentive Plan. The terms and conditions of the grant are set forth in this Agreement and in the Furniture Brands International, Inc. 2008 Incentive Plan (the “Plan”).
Grant Date:                     , 20___

Name of Participant:

Participant’s Social Security Number:

Number of Options Granted:

Option Price per share:
          By signing this cover sheet, you agree to all of the terms and conditions described in this Agreement and in the Plan, a copy of which is being provided with this Agreement. You acknowledge that you have carefully reviewed the Plan and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent with the terms of the Plan.
PARTICIPANT:

[Name]

COMPANY:

By:

Title:

FURNITURE BRANDS INTERNATIONAL, INC.
2008 INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AGREEMENT

Grant of Option	This Agreement evidences the grant by the Company on the Grant Date to the Participant, of an option to purchase, in whole or in part, on the terms provided herein and in the Plan, [___] shares (the “Option”) of Common Stock at [$___] per share (the “Option Price”). Unless earlier terminated, this Option shall expire on [this date will be seven years from the grant date] (the “Expiration Date”).

It is intended that the Option evidenced by this Agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant,” as used in this Option, shall be deemed to include any person who acquires the right to exercise this Option validly under its terms.

Definitions	“Cause,” “Change in Control,” “Disability,” “Fair Market Value” and “Retirement” shall have the meaning assigned to such terms in Appendix A to this Agreement.

Vesting	This Option will vest [Insert Vesting Terms].

Exercise of Option	Each election to exercise this Option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this Agreement, and payment in full of the Option Price. A Participant may pay the Option Price:

(i) in cash or by check, payable to the order of the Company;

(ii) if the Common Stock is registered under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), in Common Stock which, if acquired from the Company, has been held for at least six months including by deemed or constructive transfers of shares in lieu of actual transfer and physical delivery of certificates; or

(iii) if the Common Stock is registered under the Exchange Act, payment in full of the Option Price need not accompany the written notice of exercise provided that the notice of exercise directs that the certificate or certificates for the shares of Common Stock for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price for the shares of Common Stock purchased pursuant to the exercise of the Option plus the amount (if any) of required withholding taxes. Executive Officers and Directors of the

Company will not be permitted to use the cashless method of exercise described in this paragraph without the express prior consent of the Company.

The date of exercise shall be the date the written notice and the Option Price actually are received by the Company or its designee, regardless of the means of delivery.

The right of exercise shall be cumulative so that to the extent the Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all shares underlying the Option which have vested until the earlier of the Expiration Date or the termination of this Option under this Agreement or the Plan.

Change in Control	Notwithstanding the vesting set forth above, upon the occurrence of a Change in Control of the Company, all of the Shares that (but for the application of this clause) are not vested at the time of the occurrence of such Change in Control event shall vest and shall become immediately exercisable.

Transferability	This Option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this Option shall be exercisable only by the Participant.

Termination of Employment
(a)  In the event that the Participant’s employment terminates due to the Participant’s death, Disability or Retirement, the unvested portion of the Option will terminate and be forfeited, and the vested portion may be exercised until the earlier of (i) the third anniversary of the Participant’s death, Disability or Retirement, and (ii) the Expiration Date.

(b)  In the event that the Company terminates the Participant’s employment for Cause at any time, this Option will automatically terminate and all unexercised vested and unvested shares underlying the Option will be forfeited and will not be exercisable as of the date of such termination.

(c)  If the Participant’s employment with the Company is terminated for any other reason, this Option will automatically terminate, any unvested shares underlying the Option will be forfeited and any vested shares may be exercised no later than the earlier of (i) the 90 days after the date of termination of the Participant’s employment, and (ii) the Expiration Date.

Right of Recapture	If, at any time, within one year after the Participant exercises the Option (the “Realization Event”), the Committee (as defined in the Plan) determines in its discretion that the Company has been materially harmed by the Participant, whether such harm (a) results in the Participant’s termination or deemed termination of employment for

Cause or (b) results from any activity of the Participant determined by the Committee to be in competition with any activity of the Company, or otherwise prejudicial, contrary or harmful to the interests of the Company (including, but not limited to, accepting employment with or serving as a consultant, adviser or in any other capacity to an entity that is in competition with or acting against the interests of the Company), then any gain realized by the Participant from the exercise of the Options pursuant to this Agreement shall be paid by the Participant to the Company upon notice from the Company. Such gain shall be determined as of the date of the Realization Event, without regard to any subsequent change in the Fair Market Value of shares of the Company’s Common Stock. To the extent allowed by applicable law, the Company shall have the right to offset such gain against any amounts otherwise owed to the Participant by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

No Rights as Stockholder	The Participant does not have any of the rights of a stockholder with respect to shares of Common Stock covered by the Option until shares of Common Stock are issued to him or her upon exercise of the Option.

Withholding	No shares will be issued pursuant to the exercise of this Option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

Retention Rights	This Agreement does not give the Participant the right to be retained or employed by the Company or any subsidiaries in any capacity.

Adjustments	In the event of any stock dividend, stock split, combination or exchange of shares, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), recapitalization or other change in the capital structure of the Company, or other corporate transaction, the number of shares covered by this Option will be adjusted by the Committee in accordance with the terms of the Plan.

Notwithstanding the foregoing, any adjustment, substitution or assumption pursuant to this section shall be made in such a manner as to ensure that the Options will not be subject to Section 409A of the Code.

Beneficiaries	The Participant may designate one or more beneficiaries to receive all or part of this Option in case of the Participant’s death, and the Participant may change or revoke such designation at any time. In the event of the Participant’s death, any portion of this Option that is subject to such a designation will be distributed to such beneficiary or beneficiaries in accordance with this Agreement. Any other portion of this Option not designated by the Participant shall be distributable to the Participant’s estate. If there is any question as to the legal right of any beneficiary to receive a distribution hereunder, the Option shares in question may be purchased by and distributed to the Participant’s estate, in which event the Company shall have no further liability to anyone with respect to such Option.

Amendments	This Agreement may be amended in writing by the Company and the Participant, provided that the Company may amend this Agreement unilaterally if the amendment does not adversely affect or impair the rights of the Participant. The Company shall give notice to the Participant of any such unilateral amendment either before or promptly after the effective date of such amendment.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

Consent to Electronic Delivery	The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant the Participant agrees that the Company may deliver the Plan prospectus and the Company’s annual report to the Participant in an electronic format. If at any time the Participant would prefer to receive paper copies of these documents, the Company would be pleased to provide copies. Please contact the Plan Administrator to request paper copies of these documents.

The Plan	The text of the Plan is incorporated in this Agreement by reference. This Agreement and the Plan constitute the entire understanding between the Participant and the Company regarding this grant of Options. Any prior agreements, commitments or negotiations concerning this grant are superseded. The Plan will control in the event any provision of this Agreement should appear to be inconsistent with the terms of the Plan.
By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

Appendix A
1. For the purpose of this Agreement, “Cause” shall mean (a) the Participant’s conviction of any crime (whether or not involving the Company) constituting a felony in the jurisdiction involved; (b) the Participant’s conduct related to the Participant’s employment for which either criminal or civil penalties against the Participant or the Company may be sought; (c) material violation of the Company’s policies, including the disclosure or misuse of confidential information, or those set forth in Company manuals or statements of policy; or (d) serious neglect or misconduct in the performance of the Participant’s duties for the Company or willful or repeated failure or refusal to perform such duties. Any rights the Company may have in respect of the events giving rise to Cause shall be in addition to the rights the Company may have under any other agreement with the Participant or at law or in equity. Any determination of whether the Participant’s employment is (or is deemed to have been) terminated for Cause shall be made by the Committee in its sole discretion, which determination shall be final and binding on all parties. If, subsequent to the Participant’s termination of employment (whether voluntary or involuntary) without Cause, it is discovered that the Participant’s employment could have been terminated for Cause, the Participant’s employment shall be deemed to have been terminated for Cause. The Participant’s termination of employment for Cause shall be effective as of the date of the occurrence of the event giving rise to Cause, regardless of when the determination of Cause is made.
2. For the purpose of this Agreement, “Change in Control” means the first to occur of any of the following events:
i.	any person (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including the securities beneficially owned by such person or any securities acquired directly from the Company or its affiliates, other than in connection with the acquisition by the Company or its affiliates of a business) representing 35% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; or

ii.	the majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

iii.	the consummation of a merger or consolidation of the Company with any other entity, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, 60% or more of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including the securities beneficially owned by such person or any securities acquired directly from the Company or its affiliates, other than in connection with the acquisition by the Company or its affiliates of a business) representing 50% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; or
iv.	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, 60% or more of the combined voting power of the voting securities of which is owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.
          Notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
          For purposes of this definition, “beneficial ownership” shall be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.
3. For the purpose of this Agreement, “Disability” shall mean the Participant is permanently and totally disabled and unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of twelve months. The existence of a Disability shall be determined by the Committee in its sole discretion.
4. For purposes of this Agreement, “Fair Market Value” shall mean the closing price for the shares of the Company’s common stock, no par value, reported on the New York Stock Exchange for the relevant date, or if there were no sales on such date, the closing price for the nearest following date.
5. For the purpose of this Agreement, “Retirement” shall mean the Participant’s termination of employment on or after attaining age 55 and completing 5 years of service with the Company.